ELECTROCORE ANNOUNCES DATE FOR FISCAL YEAR 2022 ANNUAL MEETING AND DEADLINES FOR STOCKHOLDER PROPOSALS

ROCKAWAY, N.J., September 20, 2022 (GLOBE NEWSWIRE) -- electroCore, Inc. (Nasdaq: ECOR) (the “Company”), a commercial-stage bioelectronic medicine company, today announced its plans to hold its fiscal year 2022 annual meeting of stockholders (the “2022 Annual Meeting”) on Friday, December 2, 2022. Current plans are for the meeting to be held virtually by means of remote communication. The Company will publish additional details regarding the exact time, record date and matters to be voted on at the 2022 Annual Meeting in the Company’s proxy statement for the 2022 Annual Meeting. The Company anticipates sending proxy materials for the annual meeting to stockholders in October 2022.

Submission of Stockholder Proposals

Given that the date of the 2022 Annual Meeting differs by more than 30 days from the anniversary date of the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), pursuant to Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby providing notice of the deadlines for submission of stockholder proposals or stockholder nominations for directors to be elected to the Board of Directors of the Company (the “Board”).

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that proper written notice thereof is delivered to the Company’s Corporate Secretary at electroCore, Inc., 200 Forge Way, Suite 205, Rockaway, NJ 07866, Attention: Corporate Secretary, no later than close of business on September 30 2022, which the Company has determined to be a reasonable time before it expects to begin in print and send its proxy materials in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Exchange Act. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission and the Company’s Bylaws in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s Bylaws, stockholders of the Company who wish to bring business before the 2022 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director at that meeting must ensure that proper written notice of such proposal (including all information specified in the Company’s Bylaws) is received by the Company’s Corporate Secretary at the address specified above no later than the close of business on September 30 2022. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission and the Company’s Bylaws.

About electroCore, Inc.
electroCore, Inc. is a commercial stage bioelectronic medicine company dedicated to improving patient outcomes through its non-invasive vagus nerve stimulation therapy platform, initially focused on the treatment of multiple conditions in neurology. The company's current indications are the preventive treatment of cluster headache and migraine, the acute treatment of migraine and episodic cluster headache, the acute and preventive treatment of migraines in adolescents, and paroxysmal hemicrania and hemicrania continua in adults.

For more information, visit www.electrocore.com.

About gammaCore™

gammaCore™ (nVNS) is the first non-invasive, hand-held medical therapy applied at the neck to treat migraine and cluster headache through the utilization of a mild electrical stimulation to the vagus nerve that passes through the skin. Designed as a portable, easy-to-use technology, gammaCore is self-administered by patients, as needed, without the potential side effects associated with commonly prescribed drugs. When placed on a patient’s neck over the vagus nerve, gammaCore stimulates the nerve’s afferent fibers, which may lead to a reduction of pain in patients.

gammaCore (nVNS) is FDA cleared in the United States for adjunctive use for the preventive treatment of cluster headache in adult patients, the acute treatment of pain associated with episodic cluster headache in adult patients, and the acute and preventive treatment of migraine in adolescent (ages 12 and older) and adult patients, and paroxysmal hemicrania and hemicrania continua in adult patients. gammaCore is CE-marked in the European Union for the acute and/or prophylactic treatment of primary headache (Migraine, Cluster Headache, Trigeminal

Autonomic Cephalalgias and Hemicrania Continua) and Medication Overuse Headache in adults.

gammaCore is contraindicated for patients if they:

●	Have an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device

●	Have a metallic device, such as a stent, bone plate, or bone screw, implanted at or near the neck

●	Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone)

Safety and efficacy of gammaCore have not been evaluated in the following patients:

●	Adolescent patients with congenital cardiac issues

●	Patients diagnosed with narrowing of the arteries (carotid atherosclerosis)

●	Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy)

●	Pediatric patients (less than 12 years)

●	Pregnant women

●	Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia

For more information, please visit gammaCore.com

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding electroCore's business prospects and clinical and product development plans; its pipeline or potential markets for its technologies; the timing, outcome and impact of regulatory, clinical and commercial developments; the issuance of US and international patents providing expanded IP coverage; the possibility of future business models and revenue streams from the company’s potential combining of nVNS and smartphone or application-based technologies; the availability and impact of payor coverage, the potential of nVNS generally and gammaCore in particular and other statements that are not historical in nature, particularly those using terminology such as "anticipates," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to obtain additional financing necessary to continue electroCore's business, sales and marketing and product development plans, the uncertainties inherent in the development of new products or technologies, the ability to successfully commercialize gammaCore™, competition in the industry in which electroCore operates and general market conditions. All forward-looking statements are made as of the date of this press release, and electroCore undertakes no obligation to update forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should refer to all information set forth in this document and should also refer to the disclosure of risk factors set forth in the reports and other documents electroCore files with the SEC, available at www.sec.gov.

Investors:

Rich Cockrell

CG Capital

404-736-3838

ecor@cg.capital